                                                                     Exhibit 1


                       CHIQUITA BRANDS INTERNATIONAL, INC.
                                   ("COMPANY")

                                  $200,000,000
                            10% Senior Notes due 2009

                                 TERMS AGREEMENT

                                                                   June 15, 1999


CHIQUITA BRANDS INTERNATIONAL, INC.
250 East Fifth Street
Cincinnati, Ohio 45202

Attention:        Warren J. Ligan
                  Senior Vice President and Chief Financial Officer

Dear Sirs:

                  On behalf of the several Underwriters named in Schedule A hereto and for their respective accounts, we offer to purchase, on and subject to the terms and conditions of the Underwriting Agreement Basic Provisions relating to the Debt Securities of Chiquita Brands International, Inc. dated June 15, 1999 attached hereto ("Underwriting Agreement"), the following securities ("Securities") on the following terms:

                                 Debt Securities

Title: 10% Senior Notes due 2009

Rank: Senior Debt Securities

Principal Amount Offered: $200,000,000

Interest Rate: 10% per annum from June 22, 1999, payable semiannually on June 15 and December 15, commencing December 15, 1999

Maturity: June 15, 2009

Form and Denomination: The Securities are to be issued in the form of one global security registered in the name of The Depositary Trust Company or its nominee

Optional Redemption: As described in the Prospectus Supplement

Tax Redemption: As described in the Prospectus Supplement

Sinking Fund: None

Covenants and Other Terms: Consolidation, Merger and Sale of Assets; Limitation on Indebtedness; Limitation on Liens; Limitation on Sale and Leaseback Transactions; Limitation on Restricted Payments; Transactions with Related Persons; Purchase of Notes Upon a Change of Control Triggering Event; in each case as described in the Prospectus Supplement and the accompanying Prospectus

Indenture: Indenture, dated as of February 15, 1994, between the Company and the Fifth Third Bank, as trustee, as supplemented by the First Supplemental Indenture, dated as of June 15, 1994 and the Second Supplemental Indenture dated as of July 15, 1996.


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                                                                               2


Delayed Delivery Contracts: not authorized

Delivery Date: June 22, 1999

Maximum aggregate principal amount: $275,000,000

Underwriting Discount: 2.625%

Purchase Price to Underwriters: 97.375%, plus accrued interest, if any, from June 22, 1999 to the Delivery Date.

Public Offering Price: 100.000%, plus accrued interest, if any, from June 22, 1999 to the Delivery Date.

Names and Addresses of Underwriters:

                  Lehman Brothers Inc.
                  3 World Financial Center
                  250 Vesey Street
                  New York, NY  10285

                  Salomon Smith Barney Inc.
                  388 Greenwich Street
                  New York, NY  10013

                  BancBoston Robertson Stephens Inc.
                  100 Federal Street
                  Boston, MA 02110

                  ING Baring Furman Selz LLC
                  55 East 52nd Street
                  New York, NY 10055

                  J.P. Morgan Securities Inc.
                  60 Wall Street
                  New York, NY 10260

                  Prudential Securities Incorporated
                  One New York Plaza
                  18th Floor
                  New York, NY 10292

                  Warburg Dillon Read LLC
                  299 Park Avenue
                  New York, NY 10171

Statements provided to the Company by or on behalf of the Underwriters:

                  the public offering price and the last paragraph of the cover page with respect to the delivery of the securities, and under the captions "Plan of Distribution" and "Underwriting," (i)
                  the list of Underwriters and their respective participation in the sale of the Securities, (ii) the paragraph related to the offering by selling agents, (iii) the paragraph related to concessions and reallowances, (iv) the paragraphs related to stabilization, over-allotment, syndicate covering transactions and penalty bids, (v) the
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                                                                               3


                  paragraph relating to compliance with NASD Rule 2710(c)(8) and
                  (vi) the paragraph relating to delivery and settlement of the Underwritten Securities, in the Prospectus.


                  The respective principal amounts of the Debt Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

                  The provisions of the Underwriting Agreement are incorporated herein by reference.

                  The underwriters, severally but not jointly, represent and warrant to the Company that (1) they have not offered or sold, and will not offer or sell any notes in the United Kingdom by means of any document other than to persons whose ordinary business is to buy, hold, manage or dispose of investments, whether as principal or agent, for purposes of their businesses or otherwise in circumstances that do not constitute an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (2) they have complied and will comply with all applicable provisions of the Financial Services Act of 1986 of the United Kingdom with respect to anything done by them in relation to the Underwritten Securities in, from or otherwise involving the United Kingdom, and (3) they have only issued or passed on and will only issue or pass on, to any person in the United Kingdom, any document received by them in connection with the issue of the Underwritten Securities, if that person is of a kind described in Article ii(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom the document may otherwise lawfully be issued or passed on.

                  The Closing will take place at 9:00 A.M., New York City time, on June 22, 1999 at the offices of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, NY 10019.



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                                                                               4


                  Please signify your acceptance by signing the enclosed response to us in the space provided and returning it to us.


                                    Very truly yours,

                                    Lehman Brothers Inc.
                                    Salomon Smith Barney Inc.
                                    BancBoston Robertson Stephens Inc.
                                    ING Baring Furman Selz LLC
                                    J.P. Morgan Securities Inc.
                                    Prudential Securities Incorporated
                                    Warburg Dillon Read LLC

                                    by:    Lehman Brothers Inc.

                                    by:  /s/ Michael J. Konigsberg

                                       Name: Michael J. Konigsberg

                                       Title: Managing Director

                                   SCHEDULE A

                                  $200,000,000
                            10% Senior Notes due 2009



UNDERWRITER                                      PRINCIPAL AMOUNT
-----------                                      ----------------

Lehman Brothers Inc.                               $110,000,000

Salomon Smith Barney Inc.                          $ 50,000,000

BancBoston Robertson Stephens Inc.                 $  8,000,000

ING Baring Furman Selz LLC                         $  8,000,000

J. P. Morgan Securities Inc.                       $  8,000,000

Prudential Securities Incorporated                 $  8,000,000

Warburg Dillon Read LLC                            $  8,000,000
                                                   ------------

         Total                                     $200,000,000
                                                   ============

To:      Lehman Brothers Inc.
         Salomon Smith Barney Inc.
         BancBoston Robertson Stephens Inc.
         ING Baring Furman Selz LLC
         J.P. Morgan Securities Inc.
         Prudential Securities Incorporated
         Warburg Dillon Read LLC

         c/o Lehman Brothers Inc.
         3 World Financial Center
         250 Vesey Street
         New York, NY  10285



                  We accept the offer contained in your letter, dated June 15, 1999, relating to shares of our $200,000,000 10% Senior Notes due 2009 (the "Terms Agreement"). We also confirm that the representations and warranties of the undersigned in the Underwriting Agreement Basic Provisions dated June 15, 1999, to be filed as an exhibit to the undersigned's Current Report on Form 8-K (together with the Terms Agreement, the "Underwriting Agreement") are true and correct, no stop order suspending the effectiveness of the Registration Statement (as defined in the Underwriting Agreement) or of any part thereof has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the undersigned, are contemplated by the Securities and Exchange Commission and, subsequent to the respective dates of the most recent financial statements in the Prospectus (as defined in the Underwriting Agreement), there has been (or in the case of a form of prospectus filed pursuant to Rule 424(b)(1) or (4) there will be, as of the date of such prospectus) no material adverse change in the financial position or results of operations of the undersigned and its subsidiaries except as set forth in or contemplated by the Prospectus.

                                     Very truly yours,

                                     CHIQUITA BRANDS INTERNATIONAL, INC.

                                     By /s/ Warren J. Ligan

                                       Name: Warren J. Ligan

                                       Title: Senior Vice President and
                                              Chief Financial Officer

                      CHIQUITA BRANDS INTERNATIONAL, INC.

                                   SECURITIES

                    UNDERWRITING AGREEMENT BASIC PROVISIONS


                                                                   JUNE 15, 1999

                  Chiquita Brands International, Inc., a New Jersey corporation (the "Company"), proposes to issue and sell from time to time senior debt securities, subordinated debt securities (collectively, "Debt Securities"), preferred stock, which may be issued in the form of depositary shares, common stock, and securities warrants registered under the registration statement referred to in Paragraph 1(a) ("Underwritten Securities"). If specified in a Terms Agreement (as defined in Paragraph 2), the Company proposes to grant to the underwriters an option to purchase up to that amount of Underwritten Securities specified in such Terms Agreement (the "Option Securities"). The Debt Securities will be issued under indentures (as they may be amended or supplemented from time to time, the "Indentures"), more particularly described in a Terms Agreement, between the Company and the trustees named therein (the "Trustee(s)"), in one or more series, which series may vary as to interest rates, maturities, redemption provisions, conversion or exchange provisions, selling prices and other terms, with all such terms for any particular series of the Debt Securities being determined at the time of sale. The preferred stock will be issued in one or more series, which may be either Non-Voting Cumulative Preferred Stock, par value $1.00 per share ("Non-Voting Preferred Stock"), or Cumulative Preference Stock, without par value ("Preference Stock"), (together "Preferred Stock"), either of which may be issued in the form of depositary shares evidenced by depositary receipts ("Depositary Shares"). Each series of Preferred Stock may vary as to voting rights, dividends, optional and mandatory redemption provisions, liquidation preference and conversion or exchange provisions and other terms, with all such terms for any particular series or issue of the Preferred Stock being determined at the time of issue. Securities warrants ("Securities Warrants") may also be offered from time to time to purchase Debt Securities, Preferred Stock, common stock or Depositary Shares. The Underwritten Securities will be sold pursuant to one or more Terms Agreements, for resale in accordance with terms of offering determined at the time of sale.

                  The Underwritten Securities (together with the Option Securities) involved in any such offering are hereinafter referred to as the "Securities." The firm or firms which agree to purchase all or any portion of the Securities are hereinafter referred to as the "Underwriters" of such Securities, and the representative or representatives of the Underwriters, if any, specified in a Terms Agreement are hereinafter referred to as the "Representatives"; provided, however, that if the Terms Agreement does not specify any representative of the Underwriters, the term "Representatives," as used in this Agreement (other than in Paragraphs 1(b), 7 and 9 and the second sentence of Paragraph 2) shall mean the Underwriters.

                  1. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY. The Company represents and warrants to and agrees with each Underwriter that:

                           (a) A registration statement on Form S-3 with respect to the Securities (i) has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder,
         (ii) has been filed by the Company with the Commission under the Act and (iii) has been declared effective by the Commission. If any post-effective amendment to such registration statement has been filed with the Commission prior to the execution and delivery of the Terms



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                                                                               2

         Agreement, the most recent such amendment has been declared effective by the Commission. Copies of such registration statement (including all documents incorporated by reference in the latest prospectus contained therein) as amended as of the date of the Terms Agreement have been delivered by the Company to the Representatives.

                           As used in this Agreement, "Primary Registration Statement" means such registration statement (including documents incorporated by reference therein), as it became effective under the Act, "Rule 462(b) Registration Statement" means a second registration statement, if any, on Form S-3 with respect to the Securities prepared by the Company and filed with the Commission under the Act pursuant to Rule 462(b) of the Rules and Regulations, and "Registration Statements" means both the Primary Registration Statement and any Rule 462(b) Registration Statement, in each case including all exhibits (other than Form T-1) and financial schedules thereto, as amended as of the date of the Terms Agreement; "Basic Prospectus" means the prospectus (including documents incorporated by reference therein) included in the Registration Statement; "Prospectus" means the Basic Prospectus, together with any prospectus amendment or supplement specifically relating to the Underwritten Securities to be purchased by the Underwriters pursuant to the Terms Agreement, as first filed with, or mailed for filing to, the Commission pursuant to Rule 424(b) of the Rules and Regulations ("Rule 424") after the date of the Terms Agreement; "amend" or "amendment" with respect to the Registration Statements shall be deemed to refer to and include the filing of any document under the Exchange Act after the date on which the Primary Registration Statement became effective under the Act that is deemed to be incorporated by reference in the Registration Statements. As of the date of the Terms Agreement, the Commission has not issued any order preventing or suspending the use of any Prospectus.

                           (b) The Registration Statements and the Prospectus comply, and, at all times when a prospectus is required to be delivered in connection with offers or sales of the Underwritten Securities, the Registration Statements, any amendments thereof, the Prospectus and the Prospectus as amended or supplemented, including any document filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the dates of such Registration Statements or Prospectus, as the case may be, and incorporated by reference in such Registration Statements or Prospectus ("Incorporated Documents"), will comply, as to form in all material respects with the requirements of the Act, the Exchange Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), if applicable, and the rules and regulations under such acts; the Indenture, if any, specified in any Terms Agreement including any amendments and supplements thereto, will comply as to form in all material respects with the requirements of the Trust Indenture Act and the rules and regulations of the Commission thereunder; and the Registration Statements and the Prospectus (including any Incorporated Documents) do not contain, and at all times when a prospectus is required to be delivered in connection with offers or sales of Underwritten Securities, will not include, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, provided that the Company makes no representation or warranty as to information contained in or omitted from the Registration Statements or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives, if any, specifically for inclusion therein. The Indenture, if any, described in the Terms Agreement has been qualified under the Trust

         Indenture Act.

                           (c) The documents which are incorporated by reference in the Registration Statements and the Prospectus have been, and each Incorporated Document will be, prepared by the Company in conformity with the requirements of the Act and the Exchange Act and the rules and regulations thereunder and such documents have been, or in the case of an Incorporated Document will be, timely filed as required thereby. Copies of each of the documents incorporated by reference in the Registration Statements and the Prospectus, together with satisfactory evidence of the filing thereof, have been delivered by the Company to the Representatives.

                           (d) The Company has all necessary corporate power and authority to execute and deliver the Terms Agreement (including the provisions of this "Underwriting Agreement Basic Provisions") and perform its obligations under the Terms Agreement (including the provisions of this "Underwriting Agreement Basic Provisions") and the Terms Agreement (including the provisions of this "Underwriting Agreement Basic Provisions") has been duly authorized, executed and delivered by the Company, constitutes the valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms, subject to the qualification that the enforceability of the Company's obligations thereunder and hereunder may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights, by general equity principles and by public policy restrictions on provisions relating to indemnification.

                           (e) The execution, delivery and performance of the Terms Agreement (including the provisions of this "Underwriting Agreement Basic Provisions") and the consummation of the transactions contemplated therein and herein and compliance by the Company with the provisions of the Underwritten Securities and the Indenture, if any, described in the Terms Agreement will not conflict with, result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its Significant Subsidiaries (as defined in Paragraph 13) pursuant to the terms of, or constitute a default (or an event which with the giving of notice or the lapse of time or both will constitute a default) under, any agreement, indenture or instrument, or result in a violation of the corporate charter or by-laws of the Company or any of its Significant Subsidiaries or any law, treaty, order, rule, regulation or determination of any arbitrator, court or governmental agency having jurisdiction over the Company, any of its Significant Subsidiaries or their property. Except as required by the Act, the Trust Indenture Act, if applicable, the Exchange Act, and applicable state securities laws, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of the Terms Agreement (including the provisions of this "Underwriting Agreement Basic Provisions") and the Indenture, if any, described in the Terms Agreement.

                           (f) Since the respective dates as of which information is given in the Registration Statements and the Prospectus and prior to the Delivery Date (as defined in Paragraph 4 hereof), there has not been, and there will not have been, any material change in the capital stock of the Company, any material increase in the long-term debt of the Company or any of its Significant Subsidiaries or any material adverse change in, or any development which might reasonably be expected to have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company and its subsidiaries taken as a whole.

                           (g) To the best knowledge of the Company, Ernst & Young LLP, whose reports are included or incorporated by reference in the Registration Statements and the Prospectus, are independent public accountants as required by the Act and the Rules and Regulations.

                           (h) On the Delivery Date (i) the Indenture, if any, described in the Terms Agreement will have been validly authorized, executed and delivered by the Company, will have been duly qualified under the Trust Indenture Act and will constitute the valid and legally binding obligation of the Company, enforceable in accordance with its terms; (ii) the Debt Securities, if any, described in the Terms Agreement will have been validly authorized for issuance, and, upon execution, authentication, delivery and payment therefor as provided in this Agreement and such Indenture, will be validly issued and outstanding, and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of such Indenture; (iii) such Indenture will conform to the descriptions thereof in the Prospectus;
         (iv) if any Securities to be issued are convertible or exchangeable, the shares of capital stock issuable upon conversion or exchange are duly and validly authorized, have been duly reserved for issuance upon conversion or exchange of the Securities and, when issued upon the conversion or exchange of the Securities, will be duly and validly issued, fully paid and non-assessable; (v) the common stock and preferred stock, if any, described in the Terms Agreement have been duly and validly authorized and when issued will be fully paid and non-assessable; (vi) no further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Securities as contemplated herein or the issuance of the shares of capital stock upon conversion or exchange of the Securities; and (vii) the Securities will conform to the description thereof in the Prospectus.

                           (i) The Company and each of its Significant
         Subsidiaries have been duly organized, are validly existing and in good standing under the laws of their respective jurisdictions of incorporation and are duly qualified to do business and in good standing as foreign corporations in each jurisdiction in which their respective ownership of property or lease of property or the conduct of their respective businesses requires such qualification and in which the failure to qualify might reasonably be expected to have, singularly or in the aggregate with all such failures, a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company and its subsidiaries taken as a whole. Each of the Company and its Significant Subsidiaries has the corporate power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged. All of the authorized and outstanding shares of capital stock of the Company are duly authorized, validly issued and outstanding and are fully paid and non-assessable, with no personal liability attaching to the ownership thereof. All outstanding shares of capital stock of the Significant Subsidiaries of the Company are duly authorized, validly issued and outstanding, fully paid and non-assessable and, except for director's and employee's qualifying shares and other nominal interests in certain non-U.S. Significant Subsidiaries, are owned, directly by the Company or a wholly-owned subsidiary of the Company free and clear of any lien, claim, encumbrance, restriction upon voting or transfer, preemptive rights or any other claim of any third party.

                           (j) Neither the Company nor any of its Significant Subsidiaries (i) is in default, and no event has occurred which, with notice or lapse of time or both, may constitute such a default, under any lease, license, indenture, mortgage, deed of trust, note, bank loan or other evidence of indebtedness or any other agreement, understanding or instrument to which the Company or any such Significant Subsidiary is a party or by which the Company or any such Significant Subsidiary or any property of the Company or any such Significant Subsidiary may be bound or affected, the effect of which default might reasonably be expected to have, singularly or in the aggregate with all such defaults, a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company and its subsidiaries taken as a whole, or (ii) is in violation of the Company's or any such Significant Subsidiary's corporate charter and by-laws or any law, ordinance, governmental rule or regulation, court decree or decree of any regulatory body, administrative agency, governmental body or arbitrator to which it may be subject or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, which violation or failure might reasonably be expected to have, singularly or in the aggregate with all such violations and failures, a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company and its subsidiaries taken as a whole.

                           (k) The Company and each of its Significant
         Subsidiaries owns, or has valid rights to use, all items of real and personal property which are material to the business of the Company and its subsidiaries taken as a whole, free and clear of all liens, encumbrances and claims which might reasonably be expected to materially interfere with the conduct of the business of the Company and its subsidiaries taken as a whole. The Company and each of its Significant Subsidiaries (i) carries or, in the case of a Significant Subsidiary is covered by, insurance in such amounts and covering such risks as is generally maintained in the same general area by companies of established repute engaged in the same or similar business, all such policies of insurance are in full force and effect and there is no claim by the Company or a Significant Subsidiary under any such policy or instrument which is being denied or defended under a reservation of rights clause, which denial or reservation, if sustained, would reasonably be expected to have, singularly or in the aggregate with all such denials and reservations, a material adverse effect on the business, properties, financial condition or prospectus of the Company and its subsidiaries taken as a whole, and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at an additional cost, if any, that would not reasonably be expected to have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company and its subsidiaries taken as a whole and (ii) owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, permits and certificates from governmental authorities necessary for the conduct of its business and has no reason to believe that the conduct of its business will conflict with, and has not received any notice of any claim of conflict with, the rights of others in respect thereof which conflict might reasonably be expected to have, singularly or in the aggregate with all such conflicts, a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company and its subsidiaries taken as a whole.

                           (l) Except as disclosed in the Registration
         Statements and the Prospectus, there is no litigation or proceeding pending before or by any court or governmental agency, authority or body, or any arbitrator or, to the knowledge of the Company, threatened against the Company, any of its subsidiaries or their respective properties which (i) would affect the subject matter of the Terms Agreement (including the provisions of this "Underwriting Agreement Basic Provisions") or the transactions contemplated by the Prospectus or (ii) might be expected to have, singularly or in the aggregate with all such litigation and proceedings, a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company and its subsidiaries taken as a whole.

                           (m) The financial statements (including the related notes and schedules) filed as part of or incorporated by reference in the Registration Statements or included or incorporated by reference in the Prospectus present fairly in accordance with generally accepted accounting principles the consolidated financial condition, results of operations and cash flows of the Company, at the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The selected financial data set forth under the caption "Selected Consolidated Financial Data" in the Prospectus and Registration Statement fairly present on the basis stated in the Prospectus and Registration Statement, the information included therein.

                           (n) No relationship, direct or indirect, exists between or among the Company or any of its Significant Subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or of any of its Significant Subsidiaries, on the other hand, which is required by the Act or by the Rules and Regulations to be described in the Registration Statements and the Prospectus which is not so described or is not adequately described.

                           (o) Except as disclosed in the Registration
         Statements and the Prospectus, no labor disturbance by the employees of the Company or any of its Significant Subsidiaries exists or, to the knowledge of the Company, is threatened and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries' principal suppliers, contractors or customers, in each case which might reasonably be expected to have, singularly or in the aggregate with all such disturbances, a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company and its subsidiaries taken as a whole.

                           (p) Except as described in the Registration
         Statements and Prospectus, the Company and each of its Significant Subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of the United States Retirement Income Security Act of 1974 ("ERISA") and the regulations and published interpretations thereunder with respect to each "plan" (as defined in ERISA and such regulations and published interpretations) of the Company or any of its Significant Subsidiaries and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations, and has not incurred any liability to the Pension Benefit Guaranty Corporation or to any such plan under Title IV of ERISA.

                           (q) Except as described in the Registration
         Statements and Prospectus, there has been no storage, disposal, generation, manufacture, refinement, transportation, production or treatment of toxic wastes, solid wastes, hazardous wastes or hazardous substances by the Company or any of its Significant

         Subsidiaries (or, to the best knowledge of the Company, any of their predecessors in interest) at or upon any of the property owned or leased by the Company or its Significant Subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which, singularly or in the aggregate with all such violations and remedial actions, might reasonably be expected not to have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company and its subsidiaries taken as a whole. Except as described in the Registration Statements and Prospectus, there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property, of any toxic wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its Significant Subsidiaries or with respect to which the Company or any of its Significant Subsidiaries have knowledge. The terms "hazardous wastes" and "hazardous substances" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

                           (r) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

                           (s) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

                           (t) The Company and each of its subsidiaries maintain a system of internal accounting controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and
         (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                           (u) The Company has not taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Underwritten Securities specified in the Terms Agreement.

                           (v) The Company and its subsidiaries have implemented a company-wide program to analyze and address the risk that the computer hardware and software used by them may be unable to recognize and properly execute date-sensitive functions involving certain dates prior to and any dates after December 31, 1999 (the "Year 2000 Problem"), which program includes replacement and repair of items that have been identified as having potential Year 2000 Problems, assessment of the Year 2000 Problem readiness of material customers and suppliers and development of contingency plans. The program is substantially complete and is expected to be completed before the end of 1999 at a cost which is not material to the Company and its subsidiaries, taken as a whole. The Company believes that it is in substantial compliance with the Commission's Release No. 33-7558, effective August 4, 1998 related to Year 2000 compliance, as amended to date.

                  2. PURCHASES AND OFFERING OF SECURITIES. The obligation of the Underwriters to purchase, and the Company to sell, any Underwritten Securities will be evidenced by an exchange of a telegram, telex or other written communication (the "Terms Agreement") delivered at the time the Company determines to sell the Underwritten Securities. Each Terms Agreement will be substantially in the form of Annex II(A) or (B) attached hereto and will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify the firm or firms which will be Underwriters, the names of any Representatives, the amount to be purchased by each Underwriter, the purchase price to be paid by the Underwriters and certain terms of the Securities and whether any of the Securities may be sold to institutional investors pursuant to Delayed Delivery Contracts (as defined below). The Terms Agreement specifies any details of the terms of the offering which should be reflected in a post-effective amendment to the Registration Statement or the supplement to the Prospectus relating to the offering of the Underwritten Securities. The obligations of the Underwriters to purchase the Underwritten Securities will be several and not joint. It is understood that the Underwriters propose to offer the Securities for sale as set forth in the Prospectus.

                  If specified in a Terms Agreement, on the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, the Company grants an option to the several Underwriters to purchase, severally and not jointly, up to that amount of the Option Securities, as shall be specified in the Terms Agreement, from the Company at the same price as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over- allotments in the sale of the Underwritten Securities by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the thirtieth day after the date of the Terms Agreement upon written or telegraphic notice by the Representatives to the Company setting forth (i) the amount of the Option Securities as to which the several Underwriters are exercising the option and
(ii) the date, time and place of delivery of the Option Securities. The amount of Option Securities to be purchased by each Underwriter shall be the same percentage of the total amount of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, as adjusted by the Representatives in such manner as they deem advisable to avoid fractional shares/units.

                  If the Terms Agreement provides for sales of Securities pursuant to delayed delivery contracts, the Company authorizes the Underwriters to solicit offers to purchase Securities pursuant to delayed delivery contracts substantially in the form of Annex I attached hereto ("Delayed Delivery Contract") with such changes therein as the Company may authorize or approve. Delayed Delivery Contracts are only to be with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. On the Delivery Date the Company will pay, as compensation, to the Representatives for the accounts of the Underwriters, the fee set forth in such Terms Agreement in respect of the amount of Securities to be sold pursuant to Delayed Delivery Contracts ("Contract Securities"). The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts. If the Company executes and delivers Delayed Delivery Contracts, the Contract Securities will be deducted from the Securities to be purchased by the several Underwriters and the aggregate amount of Securities to be purchased by each Underwriter will be reduced pro rata in proportion to the amount of Securities set forth opposite each Underwriter's name in such Terms Agreement, except to the extent that the Representatives determine that such reduction shall be otherwise than pro rata and so advise the Company. The Company will advise the Representatives not later than the business day prior to the Delivery Date of the amount of Contract Securities.

                  3. CONDITIONS OF COMPANY'S OBLIGATIONS; DEFAULTING UNDERWRITERS. The Company shall not be obligated to deliver any Underwritten Securities except upon payment for all Underwritten Securities to be purchased pursuant to this Agreement as hereinafter provided.

                  If any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated severally to purchase the Underwritten Securities which the defaulting Underwriter agreed but failed to purchase in the respective proportions which the amount of Underwritten Securities set forth in the Terms Agreement to be purchased by each remaining non- defaulting Underwriter bears to the aggregate amount of Underwritten Securities set forth in such Terms Agreement for all the remaining non-defaulting Underwriters; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any Underwritten Securities if the aggregate amount of Underwritten Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase exceeds 9.09% of the total amount of Underwritten Securities, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the amount of Underwritten Securities set forth in the Terms Agreement to be purchased by it. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase (in such proportions as may be agreed upon among them) all the Underwritten Securities. If the foregoing maximums are exceeded and the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the Underwritten Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to any non-defaulting Underwriter as set forth in Paragraph 6.

                  Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or the non-defaulting Underwriters for damages caused by such Underwriter's default. If other underwriters are obligated or agree to purchase the Underwritten Securities of a defaulting Underwriter, the Representatives may postpone the Delivery Date for up to seven full business days in order to effect any changes that may be necessary in the Registration Statement, the Prospectus or any other document or arrangement.

                  4. DELIVERY OF AND PAYMENT FOR THE UNDERWRITTEN SECURITIES. Delivery of and payment for the Underwritten Securities shall be made at the time and place specified in the Terms Agreement, on the third business day following the date of the Terms Agreement or at such other location, time and date as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the "Delivery Date". On the Delivery Date, the Company shall deliver the Underwritten Securities to the Representatives for the account of each Underwriter against payment to or upon the order of the Company of the purchase price for the Underwritten Securities by wire transfer payable in same day funds to an account specified by the Company. If applicable, delivery of Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

                  5. FURTHER AGREEMENTS OF THE COMPANY. The Company agrees:

                           (a) To furnish promptly to the Representatives and to counsel for the Underwriters a copy of each of the Registration Statements as originally filed, and each amendment or supplement thereto filed, with the Commission, including all consents and exhibits filed therewith;

                           (b) To deliver promptly to the Representatives and to each Underwriter such number of conformed copies of the Registration Statements as originally filed and each amendment thereto (excluding exhibits other than this "Underwriting Agreement Basic Provisions", the Indentures and the computation of the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends) and the Prospectus and any amended or supplemented Prospectus as the Representatives may reasonably request during the period referred to in clause (c) of this Paragraph 5;

                           (c) To prepare the Rule 462(b) Registration
         Statement, if necessary, in a form approved by the Representatives and to file timely such Rule 462(b) Registration Statement with the Commission; to file timely with the Commission during such period following the date of each Terms Agreement as a prospectus is required to be delivered in connection with offers or sales of Underwritten Securities any amendment or supplement to the Registration Statement or the Prospectus that may, in the reasonable judgment of the Company or the Representatives, be required by the Act or requested by the Commission and approved by the Representatives;

                           (d) Prior to filing with the Commission during the period referred to in clause (c) of this Paragraph 5 (i) any amendment or supplement to either Registration Statement or (ii) the Prospectus and any amendment or supplement thereto, or (iii) any document incorporated by reference in any of the foregoing, to furnish a copy thereof to the Representatives for the Underwriters and obtain the consent of the lead Representative to the filing, which consent shall not be unreasonably withheld;

                           (e) To advise the Representatives promptly (i) when the 462(b) Registration Statement and any post-effective amendment to either Registration Statement relating to or covering the Underwritten Securities becomes effective, (ii) of any request or proposed request by the for an amendment or supplement to either Registration Statement (to the extent that the amendment or supplement relates to or covers the Underwritten Securities) or to the Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of either Registration Statement or any order directed to the Prospectus or the initiation or threat of any stop order proceeding, and (iv) of receipt by the Company of any notification with respect to the suspension of the qualification (or exemption from qualification) of the Underwritten Securities for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose;

                           (f) To advise the Representatives promptly of the happening of any event prior to the termination of any offering of Underwritten Securities which makes untrue any statement of a material fact made in the Registration Statements or the Prospectus, or which requires the making of a change in the Registration Statements or the Prospectus in order to make any material statement therein not misleading or which requires the filing of any document under the Exchange Act;

                           (g) If, during the period referred to in clause (c) of this Paragraph 5, the Commission shall issue a stop order or any order preventing or suspending the effectiveness of either Registration Statement, to make every reasonable effort to obtain the lifting of that order at the earliest possible time;

                           (h) As soon as practicable, but not later than 16 months after the date of each Terms Agreement, to make generally available to its security holders and to deliver to the Representatives an earning statement of the Company and its subsidiaries, covering a period of at least 12 months beginning after the later of (i) the effective date of the Primary Registration Statement, (ii) the effective date of the most recent post-effective amendment to either Registration Statement to become effective prior to the date of such Terms Agreement or (iii) the date of the Company's most recent Annual Report on Form 10-K filed with the Commission prior to the date of such Terms Agreement, which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act;

                           (i) To endeavor to qualify the Underwritten
         Securities for offer and sale under the securities laws of such jurisdictions as the Representatives may reasonably request, except for such jurisdictions where the qualification of the Underwritten Securities would require the Company to qualify to do business as a foreign corporation or file a general consent to service of process;

                           (j) If the Underwritten Securities are to be listed on a securities exchange, to use its best efforts comply in all material respects with the listing requirements of such exchange and to complete the listing of the Underwritten Securities to be sold by the Company on such exchange prior to the Delivery Date;

                           (k) The Company will cooperate with the
         Representatives and use its best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company, the Euroclear System and Cedelbank, as applicable.

                           (l) Subject to Paragraph 5(d) hereof, until the termination of any offering of Underwritten Securities, to file in a timely manner all documents and any amendments of previously filed documents required to be filed pursuant to Section 13, 14 or 15(d) of the Exchange Act;

                           (m) During the period of three years after the date of any Terms Agreement, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, if any, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K and definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request;

                           (n) To apply the net proceeds of the sale of the Underwritten Securities as set forth in the Prospectus;

                           (o) To not (i) in the event of an offering of common stock or convertible preferred stock, offer, sell, contract to sell or otherwise dispose of any shares of common stock or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire common stock for that period specified in the Terms Agreement, other than shares of common stock or options to purchase common stock granted under the Company's employee benefit plans; and
         (ii) for a period beginning at the time of execution of the Terms Agreement and ending on the Delivery Date, in the event of an offering of Debt Securities, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company with maturities longer than one year, other than (A) the Debt Securities to the Underwriters or the Contract Securities; (B) borrowings in the ordinary course of business; and (C) other borrowings in an aggregate principal amount not to exceed $10 million, in either case without the prior consent of the Representatives; and

                           (p) To not take prior to the termination of the offering of the Underwritten Securities set forth in the Terms Agreement, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of such Underwritten Securities.

                  6. EXPENSES. The Company agrees to pay the costs incident to the authorization, issuance, sale and delivery of the Underwritten Securities and any taxes payable in that connection; the costs incident to the preparation, printing and filing under the Act of the Registration Statements and any amendments, supplements and exhibits thereto, and the Prospectus and any amendment or supplement to the Prospectus; the costs of distributing the Registration Statements as originally filed and each amendment and any post-effective amendments thereof (including exhibits), the Prospectus and any amendment or supplement to the Prospectus as provided in this Agreement; the costs of printing this Agreement and the Indenture; the costs of filings with the National Association of Securities Dealers, Inc.; fees paid to rating agencies in connection with the rating of the Underwritten Securities; the costs incident to the listing of the Underwritten Securities on any securities exchange, including any fees of a book-entry depositary listing agent and paying agent, if applicable; the fees and expenses of qualifying the Underwritten Securities under the securities laws of the several jurisdictions as provided in this Paragraph and of preparing and printing a Blue Sky Memorandum, and a memorandum concerning the legality of the Underwritten Securities as an investment (including reasonable fees and expenses of counsel to the Underwriters in connection therewith); the cost of preparing the Underwritten Securities; the fees and expenses of any Trustee and any agent of any Trustee and the fees and disbursements of counsel for any Trustee in connection with the Indenture and the Underwritten Securities; any transfer agent's fees; and all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that except as provided in this Paragraph and in Paragraphs 3 and 10, the Underwriters shall pay all of their own costs and expenses, including the fees and expenses of their counsel, any transfer taxes on the Underwritten Securities which they may sell and the expenses of advertising any offering of the Underwritten Securities made by the Underwriters; provided, however, that the Company shall have no obligation to pay the expenses of a defaulting Underwriter, as set forth in Paragraph 3.

                  7. INDEMNIFICATION AND CONTRIBUTION. (a) The Company shall indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls any Underwriter within the meaning of either the Act or the Exchange Act, from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Underwritten Securities), to which that Underwriter, director, officer, employee, agent or controlling person may become subject, under the Act, Exchange Act, Federal or state statutory law or regulation or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any blue sky application, the Registration Statements, the Prospectus, any Incorporated Document or the Registration Statements or the Prospectus, in each case as amended or supplemented, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and shall reimburse each Underwriter and each such director, officer, employee, agent or controlling person, as incurred, for any legal and other out of pocket expenses reasonably incurred by that Underwriter, director, officer, employee, agent or controlling person in investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any blue sky application, the Registration Statements, the Prospectus or any amendment thereof or supplement thereto, made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives, if any, specifically for inclusion therein; and provided further that as to any Prospectus this indemnity agreement shall not inure to the benefit of any Representative, Underwriter, director, officer, employee, agent or any person controlling an Underwriter on account of any loss, claim, damage, liability or action arising from the sale of Underwritten Securities to any person by that Underwriter if that Underwriter failed to send or give a copy of the Prospectus (or the Prospectus as amended or supplemented) to such person within the time required by the Act, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such Prospectus was remedied or corrected in such Prospectus, unless such failure resulted from non- compliance by the Company with Paragraph 5(b) hereof. For purposes of the second proviso to the immediately preceding sentence, the term Prospectus shall not be deemed to include the documents incorporated therein by reference, and no Underwriter shall be obligated to send or give any supplement or amendment to any document incorporated by reference in any Prospectus to any person other than a person to whom such Underwriter had delivered such incorporated document or documents in response to a written request therefor. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or any such director, officer, employee, agent or controlling person of that Underwriter.

                  (b) Each Underwriter severally, and not jointly, shall indemnify and hold harmless the Company, each of its directors, each of its officers who signed either Registration Statement, and each person, if any, who controls the Company within the meaning of either the Act or the Exchange Act, from and against any loss, claim, damage, expense or liability, joint or several, and any action in respect thereof, to which the Company or any such director or officer or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon any untrue statement or alleged untrue statement of a material fact contained in any blue sky application, the Registration Statements, the Prospectus or the Registration Statements or Prospectus, in each case as amended or supplemented, or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of that Underwriter through the Representatives, if any, specifically for inclusion therein, and shall reimburse the Company or any such director or officer or controlling person for any legal and other expenses reasonably incurred by the Company or any such director or officer or controlling person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any such director, officer or controlling person.

                  (c) Promptly after receipt by an indemnified party under this Paragraph 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Paragraph 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party under this Paragraph 7 unless and to the extent such indemnifying party did not otherwise learn of such claim or action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and shall not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided under this Paragraph 7. The indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Paragraph 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, (1) if the defendants in any such action include both an indemnified party and an indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (2) if the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (3) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party or (4) the indemnifying party shall authorize the indemnified party to employ separate counsel and the expense of the indemnifying party, in each case the indemnified party or parties under this Paragraph 7 shall have the right to employ not more than one counsel (in addition to one local counsel in each jurisdiction in which any action is brought) to represent them and, in that event, the reasonable fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall be liable for any settlement of any claim or action effected without its written consent. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                  (d) If the indemnification provided for in this Paragraph 7 shall be for any reason unavailable or insufficient to hold the indemnified party harmless, then the Company and the Underwriters severally shall, in lieu of indemnifying an indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Underwritten

Securities, or (ii) if the allocation provided by clause (i) above is not permitted for any reason, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand with respect to such offering shall be deemed to equal the total net proceeds from the offering of the Underwritten Securities (before deducting expenses) received by the Company and the total underwriting discounts, commissions and fees received by the Underwriters with respect to such offering, respectively, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Paragraph 7(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Paragraph 7(d) shall be deemed to include, for purposes of this Paragraph 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Paragraph 7(d), no Underwriter shall be required to contribute any amount in excess of the amount of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Paragraph 7(d) are several in proportion to their respective underwriting obligations (or proceeds) and not joint. For the purposes of this Paragraph 7, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and provisions of this paragraph (d).

                  (e) The Company acknowledges and the Underwriters confirm that the statements listed in Terms Agreement as "Statements provided to the Company by or on behalf of the Underwriters" constitute the only information furnished in writing to the Company by or on behalf of the Underwriters severally for inclusion in the Prospectus.

                  (f) The agreements contained in this Paragraph 7 and the representations, warranties and agreements of the Company in Paragraphs 1, 5 and 6 shall survive the delivery of the Underwritten Securities and shall remain in full force and effect, regardless of any termination or cancelation of this Agreement or any investigation made by or on behalf of any indemnified party.

                  8. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The respective obligations of the Underwriters hereunder are subject to the accuracy on the date of the Terms Agreement and the Delivery Date, of the representations and warranties of the Company contained herein, the accuracy of the statements of the Company made in any certificates delivered pursuant to the terms hereof, to performance by the Company of its obligations hereunder and to each of the following additional terms and conditions:

                           (a) The Prospectus shall have been timely filed with the Commission in accordance with Paragraph 5(c) of this Agreement; at or before the Delivery Date, no stop order suspending the effectiveness of either Registration Statement shall have been issued, and prior to that time no stop order proceeding shall have been initiated or threatened by the Commission; any request of the Commission for inclusion of additional information in the Registration Statements or the Prospectus or otherwise shall have been complied with or otherwise satisfied; and the Company shall not have filed with the Commission the Prospectus or any amendment or supplement to either Registration Statement or the Prospectus or any Incorporated Document without the consent of the lead Representative, provided that after the Delivery Date no such consent shall be unreasonably withheld.

                           (b) No Underwriter shall have discovered and disclosed to the Company, on or prior to the Delivery Date, that the Registration Statements or the Prospectus or any amendment or supplement thereto or any Incorporated Document contains an untrue statement of a fact which, in the opinion of Cravath, Swaine & Moore, counsel to the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                           (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Underwritten Securities and the Indenture and the forms of Registration Statements and the Prospectus, other than financial statements and other financial data, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all respects to Cravath, Swaine & Moore, counsel to the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

                           (d) The Company shall have furnished to the Representatives the opinion of Robert W. Olson, Senior Vice President, General Counsel and Secretary of the Company, addressed to the Underwriters and dated the Delivery Date and, if Option Securities are purchased, at any date after the Delivery Date as specified in a Terms Agreement, an additional opinion from such counsel, addressed to the Underwriters and dated such later date, confirming that the statements expressed as of the Delivery Date in such opinion remain valid as of such later date, to the effect that:

                           (i) The Company has been duly organized and each of
                  its Designated Subsidiaries (as defined in Paragraph 13) is duly incorporated; the Company and its Designated Subsidiaries are validly existing and in good standing under the laws of their respective jurisdictions of incorporation, have all requisite corporate power and authority to own or lease and operate their properties and to conduct the businesses in which they are engaged and are duly qualified to do business and in good standing as foreign corporations in each jurisdiction in the United States in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where the failure to qualify or be in good standing would not reasonably be expected to have, singularly or in the aggregate with all such failures, a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company and its subsidiaries taken as a whole;

                           (ii) The Company's authorized equity capitalization
                  is as set forth in the Prospectus; all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, with no personal liability attaching to the ownership thereof; all the outstanding shares of capital stock of each of the Company's Designated Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable and, except for director's or employee's qualifying shares and other nominal interests in certain non-U.S.-Designated Subsidiaries, are owned, directly by the Company or a wholly-owned subsidiary of the Company free and clear of any lien, claim, encumbrance, restriction upon voting or transfer, preemptive rights or any other claim of any third party known to such counsel;

                           (iii) The Indenture, if any, described in the Terms
                  Agreement has been duly authorized, executed and delivered by the Company and has been duly qualified under the Trust Indenture Act; the Debt Securities, if any, described in the Terms Agreement are in a form contemplated by such Indenture and have been duly authorized by all necessary corporate action; such Debt Securities other than any Contract Securities have been duly executed, authenticated, issued and delivered; such Indenture and such Debt Securities other than any Contract Securities constitute, and any Contract Securities, when executed, authenticated, issued and delivered in the manner provided in the Indenture and sold pursuant to Delayed Delivery Contracts, will constitute, valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to the qualification that the enforceability of the Company's obligations thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights and by general equity principles;

                           (iv) If any Securities to be issued are convertible
                  or exchangeable, the shares of capital stock into which the Securities will be initially convertible or exchangeable are duly and validly authorized; have been duly reserved for issuance upon conversion or exchange of the Securities; and when issued upon the conversion or exchange of the Securities, will be duly and validly issued, fully paid and non-assessable;

                           (v) The common stock and preferred stock, if any,
                  described in the Terms Agreement have been duly and validly authorized and issued and are fully paid and non-assessable;

                           (vi) The Securities other than any Contract
                  Securities conform and the Indenture, if any, described in the Terms Agreement and any Contract Securities, when so issued and delivered and sold, will conform, in all material respects to the description thereof contained in the Prospectus;

                           (vii) The Registration Statements have become
                  effective under the Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and no stop order suspending its effectiveness has been issued by the Commission and, to the best of such counsel's knowledge, no proceeding for that purpose is pending or threatened by the Commission;

                           (viii) To the best of such counsel's knowledge, no
                  order directed to any document incorporated by reference in the Prospectus and the Registration Statements has been issued by the Commission and to the knowledge of such counsel, no challenge by the Commission has been made to the accuracy or adequacy of any such document;

                           (ix) The Registration Statements and the Prospectus
                  and any amendment or supplement thereto, as of its date, comply as to form in all material respects with the requirements of the Act, the Rules and Regulations thereunder and the Trust Indenture Act, and the documents incorporated by reference in the Registration Statements and the Prospectus comply as to form in all material respects with the applicable requirements of the Act or the Exchange Act and the rules and regulations thereunder;

                           (x) The Terms Agreement (including the provisions of
                  this "Underwriting Agreement Basic Provisions") and any Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company;

                           (xi) To the best of such counsel's knowledge, the
                  Company is not in violation of its corporate charter or by-laws or in default under any material agreement, indenture or instrument, except to the extent such violations or defaults could not reasonably be expected to have, singularly or in the aggregate, a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company and its subsidiaries taken as a whole;

                           (xii) The Company has all necessary corporate power
                  to execute and deliver the Terms Agreement (including the provisions of this "Underwriting Agreement Basic Provisions") and the Indenture, if any, described in the Terms Agreement and to perform its obligations under the Terms Agreement (including the provisions of this "Underwriting Agreement Basic Provisions") and under such Indenture;

                           (xiii) The execution, delivery and performance of the
                  Terms Agreement (including the provisions of this "Underwriting Agreement Basic Provisions"), the consummation of any other transactions herein contemplated and the issuance and sale of the Underwritten Securities and the compliance with the terms and provisions of the Underwritten Securities and the Indenture, if any, described in the Terms Agreement will not conflict with, or result in the creation or imposition of any material lien, claim, encumbrance, restriction upon any of the assets of the Company or any of its Designated Subsidiaries pursuant to the terms of, or constitute a breach or violation of or default under, any material agreement, indenture or instrument to which the Company or any of its Designated Subsidiaries is a party or bound, or result in a violation of the corporate charter or by-laws of the Company or any of its Designated Subsidiaries or any law, treaty, order, rule or regulation or any determination known to such counsel of any arbitrator, court or governmental agency having jurisdiction over the Company, any of the Company's Designated Subsidiaries or any of their properties. Except as required by the Act, the Exchange Act, the Trust Indenture Act, if applicable, and applicable state securities laws, no consent, authorization or order of, or filing or registration with, any court or governmental agency or body in the United States is required for the execution, delivery and performance of this Agreement by the Company;

                           (xiv) There are no legal or governmental proceedings
                  to which the Company or any of its Designated Subsidiaries is a party, pending or, to the best of such counsel's knowledge, threatened against the Company or any of its Designated Subsidiaries or its or their properties which (A) might reasonably be expected to have a material adverse effect on the subject matter of the Terms Agreement or the transactions contemplated by the Prospectus, (B) other than as described in the Prospectus, might reasonably be expected to have, singularly or in the aggregate with all such litigation and proceedings, a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company and its subsidiaries taken as a whole or (C) of a character required to be disclosed in the Registration Statement which is not disclosed in the Registration or the Prospectus in accordance with the requirements of the Act;

                           (xv) The Company is not and, after giving effect to
                  the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended; and

                           (xvi) To the knowledge of such counsel, no holders of
                  securities of the Company have rights to the registration of such securities under the Registration Statement.

                  In addition, such counsel shall state that he participated in the preparation of the Registration Statement and the Prospectus and that although he has not independently verified and is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus, no facts have come to such counsel's attention that cause him to believe that (A) the Registration Statements, each as of its effective date and the date it was last deemed amended on or prior to the date of the Terms Agreement, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (B) the Prospectus as of its date and on the Delivery Date contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (such counsel need express no opinion or belief as to the financial statements or other financial or statistical data included in or incorporated by reference in the Registration Statements or the Prospectus or omitted therefrom).

                  Such counsel's opinion may be limited to the laws of the States of New York and Ohio, the Delaware General Corporation Law and the New Jersey Business Corporation Act. In rendering such opinion, such counsel may rely (A) as to matters involving other laws, upon the opinions of other counsel satisfactory to Cravath, Swaine & Moore and (B) as to matters of fact, upon certificates of officers of the Company and public officials.

                           (e) The Company shall have furnished to the Representatives on the Delivery Date a certificate dated the Delivery Date, and on any later date on which Option Securities are purchased if specified in a Terms Agreement, a certificate dated such date, signed on behalf of the Company by either the Company's Chief Executive Officer or President and by the Company's Chief Financial Officer or Controller stating that they have carefully examined the Registration Statements and the Prospectus and that:

                           (i) The representations, warranties and agreements of
                  the Company in Paragraph 1 hereof are true and correct as of such date; the Company has complied with all its agreements contained herein; and the conditions on its part to be fulfilled prior to such date set forth herein have been fulfilled;

                           (ii) No stop order suspending the effectiveness of
                  either Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened; and

                           (iii) since the date of the most recent financial
                  statements included or incorporated by reference in the Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not existing from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

                           (f) The Company shall have furnished to the Representatives on the Delivery Date and any later date on which Option Securities are purchased if specified in a Terms Agreement, a letter of Ernst & Young, addressed to the Underwriters and dated such date, in form and substance satisfactory to the Representatives, confirming that they are independent public accountants with respect to the Company within the meaning of the Act and the Exchange Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given or incorporated by reference in the Prospectus, as of a date not more than five days prior to the date of such letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by its letter delivered to the Representatives concurrently with the execution of the Terms Agreement and confirming in all material respects the conclusions and findings set forth in such prior letter.

                           (g) The NASD, upon review of the terms of the public offering of the Underwritten Securities, if any, shall not have objected to the participation by any of the Underwriters in such offering or asserted any violations of the By-Laws of the NASD.

                           (h) In the event of an offering of common stock or convertible preferred stock, the Company shall have furnished to the Representatives a letter agreement of American Financial Group, Inc. ("AFG"), addressed to the Underwriters and dated on or before the date of the Terms Agreement relating to such offering, providing in substance that for that period specified in the Terms Agreement

         (i) AFG will not, and will cause its direct and indirect subsidiaries (other than the Company and subsidiaries of the Company) not to, sell, offer or contract to sell, sell or grant options, rights or warrants with respect to or otherwise dispose of, directly or indirectly, except to direct or indirect subsidiaries of AFG, any common stock or preferred stock of the Company (or securities convertible into or exchangeable for common stock or preferred stock of the Company) except with the prior written consent of the lead underwriter and (ii) AFG has not taken, and will not take, directly or indirectly, and will cause its direct and indirect subsidiaries not to take, directly or indirectly, any action that might reasonably be expected to cause or result in stabilization of the price of the common stock or preferred stock of the Company or manipulation of the price of the common stock or preferred stock of the Company.

                           (i) Subsequent to the date of the Terms Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters furnished on the date of the Terms Agreement pursuant to paragraph (f) of this Section 8 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

                           (j) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

                  All opinions, letters, certificates and documents mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof if they are exactly in the form set forth above and, if not, or if no particular form is set forth above, only if they are in form and substance reasonably satisfactory to the Representatives and Cravath, Swaine & Moore, counsel to the Underwriters. If any of the conditions specified in this
Section 8 shall not have been fulfilled, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Delivery Date by the Representatives. Notice of such cancelation shall have been given to the Company in writing or by telephone or facsimile confirmed in writing.

                  9. TERMINATION. The obligations of the Underwriters hereunder may be terminated by the Representatives, if any, on behalf of the Underwriters (or, if there are no Representatives, by a majority in interest of the Underwriters), in their or its absolute discretion, by notice given to and received by the Company prior to delivery of and payment for the Underwritten Securities, if on or after the date of this Agreement and prior to that time there shall have occurred any of the following: (a) trading in the Company's common stock shall have been suspended by the Commission or the New York Stock Exchange (other than a temporary trading halt pending an announcement by the Company) or a general suspension of or limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market or minimum prices shall have been established on one or more of such exchanges or such market, or (b) a general banking moratorium declared by United States federal or New York State authorities, or (c) any downgrading accorded the Company's debt securities or preferred securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading of such rating) or (d)(i) a material adverse change in national or international political, financial or economic conditions or national or international equity markets or currency exchange rates or controls, if the existing effect of any such event, in the reasonable judgment of the Representatives, makes it inadvisable to proceed with the payment for and delivery of the Underwritten Securities or (ii) the engagement by the United States in active military conflict, or an outbreak or significant increase in hostilities which would likely result in the declaration of a national emergency or war, if the existing effect of any such event, in the reasonable judgment of the Representatives, makes it inadvisable to proceed with the payment for and delivery of the Underwritten Securities.

                  10. EXPENSES UPON TERMINATION. If the Company shall fail for any reason to tender the Underwritten Securities on the Delivery Date to the Underwriters under this Agreement, or if the Underwriters shall decline to purchase the Underwritten Securities for any reason permitted under this Agreement, the Company shall reimburse the Underwriters for the reasonable fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been incurred by them in connection with this Agreement and the proposed purchase of the Underwritten Securities and upon demand the Company shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Paragraph 3 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

                  11. NOTICES. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made by the Representatives. Any notice to the Underwriters shall be sufficient if given in writing or by telegraph addressed to the Underwriters at the address set forth for that purpose in the Terms Agreement, and any notice to the Company shall be sufficient if, given in writing or by telegraph addressed to Chiquita Brands International, Inc., 250 East Fifth Street, Cincinnati, Ohio 45202, Attention:
Robert W. Olson.

                  12. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Act and (b) (1) the indemnity agreement of the Underwriters contained in Paragraph 7 of this Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed either Registration Statement and any person controlling the Company and (2) the indemnity agreement of the Company contained in Paragraph 7 of this Agreement shall be deemed to be for the benefit of directors, officers, employees and agents of each Underwriters and any person controlling an Underwriter. Nothing in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding two sentences any legal or equitable rights, remedy or claim under or in respect of this

Agreement or any provision contained herein.

                  13. CERTAIN DEFINITIONS. For purposes of this Agreement, (a) "business day" means any day on which the New York Stock Exchange is open for trading, (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations, (c) "Significant Subsidiary" shall mean each of the entities set forth on Schedule 1 attached hereto and made a part hereof, as such list of entities may be amended pursuant to a Terms Agreement, and (d) "Designated Subsidiary" shall mean each of the entities set forth on Schedule 2, attached hereto and made a part hereof, as such list of entities may be amended pursuant to a Terms Agreement.

                  14. GOVERNING LAW; COUNTERPARTS. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Terms Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall together constitute a single instrument.

                  15. CURRENCY. To the fullest extent permitted bylaw, the obligations of the Company in respect of any amount due under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in U.S. dollars or euro, as applicable, that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the business day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Company will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of the Company not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

                  16. HEADINGS. The headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                                                                          24
                                   SCHEDULE 1
                            SIGNIFICANT SUBSIDIARIES


  SUBSIDIARY                                            JURISDICTION OF
  ----------                                             INCORPORATION
                                                         -------------
  Chiquita Brands, Inc.                                 Delaware
  American Produce Company                              Delaware
  Great White Fleet, Ltd.                               Bermuda
  DSF Ltd.                                              Bermuda
  Great White Fleet (US) Ltd.                           Bermuda
  Chiquita Banana Company, B.V.                         Netherlands
  Chiquita Italia, S.p.A                                Italy
  Chiquita Frupac Inc.                                  Delaware
  Chiquita International                                Delaware
    Trading Company
  Chiquita International                                Bermuda
    Limited
  M.M. Holding Ltd.                                     Bermuda
  Chiriqui Land Company                                 Delaware
  Compania Agricola de Rio Tinto                        Delaware
  Chiquita Processed Foods, L.L.C.                      Delaware
  Tela Railroad Company                                 Delaware
  Bocas Fruit Co., Ltd.                                 Panama
  Chiquita Brands Company, North America                Delaware
  Puerto Armuelles Fruit Co., Ltd.                      Panama
  Compania Bananera Atlantica Limitada                  Costa Rica

                                   SCHEDULE 2
                            DESIGNATED SUBSIDIARIES


  SUBSIDIARY                                            JURISDICTION OF
  ----------                                             INCORPORATION
                                                        ---------------
Chiquita Brands, Inc.                                      Delaware
American Produce Company                                   Delaware
Great White Fleet, Ltd.                                    Bermuda
Chiquita Banana Company, B.V.                              Netherlands
Chiquita Frupac Inc.                                       Delaware
Chiquita International                                     Delaware
  Trading Company
Chiquita International                                     Bermuda
  Limited
Chiriqui Land Company                                      Delaware
Compania Agricola de Rio Tinto                             Delaware
Chiquita Processed Foods, L.L.C.                           Delaware
Tela Railroad Company                                      Delaware
Chiquita Brands Company, North America                     Delaware


                                                                         ANNEX I


(Three copies of this Delayed Delivery Contract should be signed and returned to the address shown below so as to arrive not later than 9:00 A.M., New York time, on __________, ____.)


                           DELAYED DELIVERY CONTRACT

                                                                 [Insert date of
                                                                  initial public
                                                                       offering]


CHIQUITA BRANDS INTERNATIONAL, INC.
  c/o [Name and address
      of Underwriter[s]]

Gentlemen:

                  The undersigned hereby agrees to purchase from CHIQUITA BRANDS INTERNATIONAL, INC. a New Jersey corporation ("Company"), and the Company agrees to sell to the undersigned, [If one delayed closing, insert---as of the date hereof, for delivery on _____________, ____ ("Delivery Date"),]

                                 [$] ---------

principal amount of the Company's [Insert title of securities] ("Securities"), offered by the Company's Prospectus dated , and a Prospectus Supplement dated _____, _________, relating thereto, receipt of copies of which is hereby acknowledged,at __ % of the principal amount thereof plus accrued interest from _______, _____, if any, and on the further terms and conditions set forth in this Delayed Delivery Contract ("Contract").

                  [If two or more delayed closings, insert the following:

                  The undersigned will purchase from the Company as of the date hereof, for delivery on the dates set forth below, Securities in the principal amounts set forth below:

                     DELIVERY DATE                    PRINCIPAL AMOUNT
                     ____________                        [$] _______
                     ____________                        [$] _______


*/Insert date which is third full business day prior to Delivery Date under the Terms Agreement.

                  Each of such delivery dates is hereinafter referred to as a Delivery Date.]

                  Payment for the Securities that the undersigned has agreed to purchase for delivery on---the--each--Delivery Date shall be made to the Company or its order by certified or official bank check in New York Clearing House (next day) funds at the office of ____________ at ___.M. on--the--such--Delivery Date upon delivery to the undersigned of the Securities to be purchased by the undersigned---for delivery on such Delivery Date--in definitive fully registered form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to--the---such--Delivery Date.

                  It is expressly agreed that the provisions for delayed delivery and payment are for the sole convenience of the undersigned; that the purchase hereunder of Securities is to be regarded in all respects as a purchase as of the date of this Contract; that the obligation of the Company to make delivery of and accept payment for, and the obligation of the undersigned to take delivery of and make payment for, Securities on-- the--each--Delivery Date shall be subject only to the conditions that (1) investment in the Securities shall not at--the--such--Delivery Date be prohibited under the laws of any jurisdiction in the United States to which the undersigned is subject and (2) the Company shall have sold to the Underwriters the total principal amount of the Securities less the principal amount thereof covered by this and other similar Contracts. The undersigned represents that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which governs such investment.

                  Promptly after completion of the sale to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below, notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

                  This Contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

                  It is understood that the acceptance of any such Contract is in the Company's sole discretion and, without limiting the foregoing, need not be on a first- come, first-served basis. If this Contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such counterpart is so mailed or delivered.


                                           Yours very truly,



                                                      (Name of purchaser)

                                           By


                                                      (Title of Signatory)

                                                    (Address of Purchaser)


Accepted, as of the above date,

CHIQUITA BRANDS INTERNATIONAL, INC.

By
     Name:
     Title:

                                                                     ANNEX II(A)

                CHIQUITA BRANDS INTERNATIONAL, INC. ("COMPANY")
                                DEBT SECURITIES

                                TERMS AGREEMENT

                                                          __________, __________


CHIQUITA BRANDS INTERNATIONAL, INC.
250 East Fifth Street
Cincinnati, Ohio 45202

Attention:        Robert W.  Olson
                  Senior Vice President, General Counsel and Secretary

Dear Sirs:

                  On behalf of the several Underwriters named in Schedule A hereto and for their respective accounts, we offer to purchase, on and subject to the terms and conditions of the Underwriting Agreement Basic Provisions relating to the Debt Securities of Chiquita Brands International, Inc. dated June 15, 1999 ("Underwriting Agreement"), the following securities ("Securities") on the following terms:

                                Debt Securities

Title:

Rank:  [Senior Debt] [Subordinated Debt] Securities

Principal Amount:  $

Interest Rate: ___% from   _______, ______, payable:

Maturity:

Form and Denomination:

Optional Redemption:

Sinking Fund:

Indenture:

Delayed Delivery Contracts: [authorized][not authorized]

         Delivery Date:

         Minimum Contract:

         Maximum aggregate principal amount:

         Fee:  _____%

         Purchase Price: _____%, plus accrued interest, or amortized original issue discount, if any, from 19____.

         Expected Reoffering Price:

         Names and Addresses of Representatives:

         Statements provided to the Company by or on behalf of the Underwriters:

                  The respective principal amounts of the Debt Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

                  The provisions of the Underwriting Agreement are incorporated herein by reference.

                   The Closing will take place at __ A.M., New York City time,

on _____ ,_____ at the offices of __________________.

                  The Securities will be made available for checking and packaging at the office of not later than 2:00 p.m., New York City time, on the business day prior to the Delivery Date.

                  Please signify your acceptance by signing the enclosed response to us in the space provided and returning it to us.


                                                     Very truly yours,

                                   SCHEDULE A

                                DEBT SECURITIES

  UNDERWRITER                                              PRINCIPAL AMOUNT
  -----------                                              ----------------


  Total

To:      [Insert name(s) of Representatives
         or Underwriters]
         As [Representative[s] of the Several]
            Underwriter[s],
         [c/o [Name of Representative]]


                  We accept the offer contained in your [letter] [wire], dated __________, 19__, relating to shares of our [Insert title of Securities] (the "Terms Agreement"). We also confirm that the representations and warranties of the undersigned in the Underwriting Agreement Basic Provisions filed as an exhibit to the undersigned's registration statement on Form S-3 (No. 33-_______) (together with the Terms Agreement, the "Underwriting Agreement") are true and correct, no stop order suspending the effectiveness of the Registration Statement (as defined in the Underwriting Agreement) or of any part thereof has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the undersigned, are contemplated by the Securities and Exchange Commission and, subsequent to the respective dates of the most recent financial statements in the Prospectus (as defined in the Underwriting Agreement), there has been (or in the case of a form of prospectus filed pursuant to Rule 424(b)(1) or (4) there will be, as of the date of such prospectus) no material adverse change in the financial position or results of operations of the undersigned and its subsidiaries except as set forth in or contemplated by the Prospectus.

                                                     Very truly yours,

                                                     CHIQUITA BRANDS
                                                     INTERNATIONAL, INC.

                                                                              By
                                                          Name:
                                                          Title:

                                  ANNEX II(B)


                      CHIQUITA BRANDS INTERNATIONAL, INC.
                                  ("COMPANY")

                               EQUITY SECURITIES

                                TERMS AGREEMENT


CHIQUITA BRANDS INTERNATIONAL, INC.
250 East Fifth Street
                                        Cincinnati, Ohio 45202 ______,_____,

Attention:        Robert W.  Olson
                  Senior Vice President, General Counsel
                  and Secretary

Dear Sirs:

                  On behalf of the several Underwriters named in Schedule A hereto and for their respective accounts, we offer to purchase, on and subject to the terms and conditions of the Underwriting Agreement Basic Provisions relating to the Equity Securities of Chiquita Brands International Inc. dated June 15, 1999 ("Underwriting Agreement"), the following securities ("Securities") on the following terms:

                               Equity Securities

Title: [Common Stock, par value $.01 per share] [Non-Voting Preferred Stock, par value $1.00 per share] [Preference Stock without par value]

Number of Shares to be issued:  ___ shares

[For Preferred Stock:

Voting Rights:

Preferred Stock Dividends: cash dividends to accrue at an annual rate of $_____ per share, cumulative and payable quarterly in arrears on _____, _____, ______, _____ and _______, _____.

Optional Redemption:

Mandatory Redemption/Sinking Fund:

Liquidation Preference:  $_______ per share plus ___________.

Name of Exchange or Market: [New York Stock Exchange] [NASDAQ National Market System] [American Stock Exchange] [Boston Stock Exchange] [Pacific Stock Exchange]

Period Designated Pursuant to Paragraph 5(m)(i) of the Underwriting Agreement:
____________ days.

Period Designated Pursuant to Paragraph 8(j) of the Underwriting Agreement:
_______ days

Conversion Provisions:

Other Terms

Price to Public:  $_______  per share

Underwriting Discounts and Commission:

Proceeds to Company:

Over-Allotment Option:

Delivery Date:  _____ A.M.  on ________, _______, at _________________
in New York [Clearing House (next day)][Federal (same-day)] funds.

Name of Transfer Agent and Registrar:

Names and Addresses of Representatives:

[For Common Stock:

Name of Exchange or Market: [New York Stock Exchange] [NASDAQ National Market System] [American Stock Exchange] [Boston Stock Exchange] [Pacific Stock Exchange]

Period Designated Pursuant to Paragraph 5(m)(i) of the Underwriting Agreement:
_____ days.

Period Designated Pursuant to Paragraph 8(j) of the Underwriting Agreement:
_____ days.

Other Terms

Price to Public:  $_____ per share

Underwriting Discounts and Commission:

Proceeds to Company:

Over-Allotment Option:

Delivery Date: _____ A.M.  on ________,   _______,  at ______________________
in New York [Clearing House (next day)] [Federal (same-day)] funds.

Name of Transfer Agent and Registrar:

Names and Addresses of Representatives:]

                  Statements provided to the Company by or on behalf of the
Underwriters:

                  The respective shares of the Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

                  [It is understood that we may, with your consent, amend this offer to add additional Underwriters and reduce the number of shares to be purchased by the Underwriters listed in Schedule A hereto by the number of shares to be purchased by such additional Underwriters.]

                  The provisions of the Underwriting Agreement are incorporated herein by reference [except that the obligations and agreements set forth in Paragraph 3 ("Conditions of Company's Obligations; Defaulting Underwriters") of the Underwriting Agreement shall not apply to the obligations of the Underwriters to purchase the above Securities].

                  The Securities will be made available for checking and packaging at the office of _______ at least 24 hours prior to the Delivery Date.

                  [Please signify your acceptance of our offer by signing the enclosed response to us in the space provided and returning it to us.]

                  [Please signify your acceptance of the foregoing by return wire not later than P.M. today.]

                                                     Very truly yours,

                                   SCHEDULE A

  UNDERWRITER                                                  NUMBER OF
  -----------                                                   SHARES
                                                               ----------
  Total

To:      [Insert name(s) of Representatives
         or Underwriters]
         As [Representative[s] of the Several]
            Underwriter[s],
         [c/o [Name of Representative]]


                  We accept the offer contained in your [letter] [wire], dated _____________, 19__, relating to shares of our [Insert title of Securities] (the "Terms Agreement"). We also confirm that the representations and warranties of the undersigned in the Underwriting Agreement Basic Provisions filed as an exhibit to the undersigned's registration statement on Form S-3 (No. 33-________) (together with the Terms Agreement, the "Underwriting Agreement") are true and correct, no stop order suspending the effectiveness of the Registration Statement (as defined in the Underwriting Agreement) or of any part thereof has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the undersigned, are contemplated by the Securities and Exchange Commission and, subsequent to the respective dates of the most recent financial statements in the Prospectus (as defined in the Underwriting Agreement), there has been (or in the case of a form of prospectus filed pursuant to Rule 424(b)(1) or (4) there will be, as of the date of such prospectus) no material adverse change in the financial position or results of operations of the undersigned and its subsidiaries except as set forth in or contemplated by the Prospectus.

                                          Very truly yours,

                                          CHIQUITA BRANDS INTERNATIONAL, INC.

                                                                              By
                                              Name:
                                              Title: